SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.            )

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Money Market Obligations Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Federated Trust for U.S. Treasury Obligations
A Portfolio of Money Market Obligations Trust
(TICKER TTOXX)

SUPPLEMENT TO PROSPECTUSes AND STATEMENT OF ADDITIONAL INFORMATION dated september 30, 2014
1. A Special Meeting of shareholders of Federated Trust for U.S. Treasury Obligations (the “Fund”), a portfolio of Money Market Obligations Trust (the “Trust”), will be held at 4000 Ericsson Drive, Warrendale, Pennsylvania at 10:00 a.m. (Eastern time) on June 5, 2015, for the following purposes:
■	To approve or disapprove a revision of the Fund's fundamental investment limitation regarding lending such that the Fund, while still prohibited from making loans, would be allowed to purchase debt obligations, enter into repurchase agreements, lend its assets to brokers/dealers or institutional investors and invest in loans, including assignments and participation interests;
■	To approve or disapprove a revision of the Fund's fundamental investment limitation regarding investing in real estate such that the Fund, while still prohibited from purchasing or selling real estate, would be allowed to invest in issuers that invest, deal, or otherwise engage in transactions in real estate or interests in real estate, or securities that are secured by real estate or interests in real estate. Additionally, the Fund would be allowed to exercise its rights under agreements relating to securities secured by real estate or interest therein, including the right to enforce security interests and hold real estate pursuant to such enforcement until it can be liquidated in an orderly manner;
■	To approve or disapprove a revision of the Fund's fundamental limitation regarding investing in commodities, which serves to clarify that the Fund, while still prohibited from purchasing or selling physical commodities, would be allowed to purchase securities of companies that deal in commodities;
■	To approve or disapprove an amendment of the Fund's fundamental policies, to remove its fundamental investment limitation regarding pledging assets and maintaining the same investment limitation, in its current form, as a non-fundamental investment limitation;
■	To approve or disapprove an amendment of the Fund's fundamental policies, to remove its fundamental investment limitation regarding selling short and maintaining the same investment limitation, in its current form, as a non-fundamental investment limitation; and
■	To approve or disapprove an amendment of the Fund's fundamental policies, to remove its fundamental investment limitation regarding purchases on margin and maintaining the same investment limitation, in its current form, as a non-fundamental investment limitation.

To the extent that Federated Investors, Inc., one of its subsidiaries, or its officers and directors, may be deemed to be participants in the solicitation of proxies from shareholders of the Fund in connection with the proposed revisions to the Fund's fundamental investment limitations, additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed revisions to the Fund's fundamental investment limitations will be included in, or incorporated into, the Proxy Statement that the Fund intends to file with the SEC.
Shareholders of the Fund, as of April 20, 2015, will be receiving in the mail a Proxy Statement, or an “Important Notice Regarding the Availability of Proxy Materials,” that provides additional information regarding the proposed changes. The Proxy Statement, and any other documents filed by Funds with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov or at Fund's website at FederatedInvestors.com. Investors should read the Proxy Statement carefully, before making any voting decision because it contains important information.
2. Effective on or about June 2, 2015, the Fund's current shares will be re-designated as Institutional Shares.
April 10, 2015
Federated Trust for U.S. Treasury Obligations
Federated Investors Funds
4000 Ericsson Drive
Warrendale, PA 15086-7561
Contact us at FederatedInvestors.com
or call 1-800-341-7400.
Federated Securities Corp., Distributor
Q452570 (4/15)
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